United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 5, 2023

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 5, 2023, Realty Income Corporation (the “Company,” “our,” “us” or “we,” which terms include, unless otherwise expressly stated or the context otherwise requires, its consolidated subsidiaries) provided certain updates with respect to its recent property investments and capital raising, as set forth below.

Unless as otherwise indicated or the context otherwise requires, for purposes of the following disclosures, (a) references to our “revolving credit facility” and similar references mean our $4.25 billion unsecured revolving credit facility (excluding a $1.0 billion expansion option, which is subject to obtaining lender commitments and other customary conditions) and references to our “commercial paper programs” and similar references mean, collectively, our $1.5 billion U.S. Dollar-denominated unsecured commercial paper program and our $1.5 billion Euro-denominated unsecured commercial paper program; (b) references to our “clients” mean our tenants, (c) references to “contractual rent” for any period means the aggregate cash amount charged to clients under leases, including monthly base rent receivables but excluding percentage rent and contractually obligated reimbursements by our clients, for such period, (d) references to “GBP,” “Sterling” and “£” are to the lawful currency of the United Kingdom; and (e) references to “Euro” and “€” are to the lawful currency of the European Union. For purposes of determining the aggregate amount of borrowings outstanding under our revolving credit facility as of any specified date, borrowings denominated in GBP and Euros are translated into U.S. dollars using the applicable exchange rates as in effect from time to time.

Acquisitions Update

During the three months ended March 31, 2023, we invested approximately $1.7 billion in properties and properties under development or expansion at an initial weighted average cash lease yield of approximately 7.0%.

With respect to the properties and properties under development or expansion in which we have invested during the three months ended March 31, 2023, as described above, the initial weighted average cash lease yields related to those properties are based on information available as of March 31, 2023, and are subject to certain assumptions and uncertainties (including those discussed in the next paragraph below), and therefore are subject to change and do not purport to be indicative of the percentages or yields as of or for any future date or period.

The initial average cash lease yield for a property is generally computed as estimated contractual first year cash net operating income, which, in the case of a net leased property, is equal to the aggregate cash base rent payable for the first full year of each lease, divided by the total cost of the property (including transaction costs). In the case of a property under development or expansion, the contractual lease rate is generally fixed such that rent varies based on the actual total investment in order to provide a fixed rate of return. When the lease does not provide for a fixed rate of return on a property under development or expansion, the initial average cash lease yield is computed as follows: estimated cash net operating income (determined by the lease) for the first full year of each lease, divided by our projected total investment in the property, including land, construction and capitalized interest costs. Since it is possible that a client could default on the payment of contractual rent or that the actual cash base rent, total cost or cash lease yield could differ from our expectations or estimates, we cannot provide assurance that the actual initial weighted average cash lease yields on the applicable properties will not be lower than those described above. These estimates are preliminary and are based on information that was available to management as of March 31, 2023.

Liquidity and Capital Markets

ATM Equity Capital Raising

As of April 3, 2023, there were approximately 21.2 million shares of common stock subject to forward sale agreements through our at-the-market (“ATM”) program, representing approximately $1.3 billion in estimated net proceeds (assuming full physical settlement of all outstanding shares of common stock subject to such forward sale agreements and certain assumptions made with respect to settlement dates), which have been executed but not settled. Year to date through April 3, 2023, we executed forward sale agreements relating to approximately 27.1 million shares of common stock, representing approximately $1.7 billion in estimated net proceeds (assuming full physical settlement of all outstanding shares of common stock subject to such forward sale agreements and certain assumptions made with respect to settlement dates). In addition, year to date through April 3, 2023, we settled approximately 12.7 million shares of common stock previously sold pursuant to forward sale agreements through our ATM program for approximately $0.8 billion of net proceeds (including approximately 6.4 million shares representing approximately $0.4 billion of net proceeds that were outstanding but not settled as of December 31, 2022). Under our ATM program, we may offer and sell from time to time up to 120.0 million shares of common stock (1) by us to, or through, a consortium of banks acting as our sales agents or (2) by a consortium of banks acting as forward sellers on behalf of any forward purchasers contemplated thereunder, in each case by means of ordinary brokers’ transactions on the New York Stock Exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other methods permitted by applicable law. As of April 3, 2023, we had 43.5 million shares remaining available for future issuance under our ATM program.

Liquidity

As of March 31, 2023, we had a cash and cash equivalents balance of approximately $167.3 million, including approximately £71.6 million denominated in Sterling and €24.0 million denominated in Euro. In addition, we had $1.15 billion of outstanding borrowings under our revolving credit facility, including approximately £305.0 million denominated in Sterling thereunder, and $157.1 million of outstanding borrowings under our commercial paper programs, consisting of approximately €145.0 million of Euro-denominated borrowings, as of March 31, 2023.

Theater Industry Update

During the three months ended March 31, 2023, we collected all the contractual rent across our theater portfolio.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used herein, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio (including our growth strategies and our intention to acquire or dispose of additional properties and the timing of these acquisitions and dispositions), re-lease, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, and the intentions of management; and trends in our business, including trends in the market for long-term net leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients’ defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; our clients’ solvency; property ownership through joint ventures and partnerships which may limit control of the underlying investments; the continued evolution of the COVID-19 pandemic or future epidemics or pandemics, measures taken to limit their spread, the impacts on us, our business, our clients (including those in the theater and fitness industries), and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT, Inc. will be achieved; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this report. Actual plans and operating results may differ materially from what is expressed or forecasted herein. We do not undertake any obligation to update forward-looking statements or publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2023	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary